Exhibit 99
FIRST BANKS, INC.
ST. LOUIS, MISSOURI

NEWS RELEASE

Contacts:	Terrance M. McCarthy	Lisa K. Vansickle
	President and	Executive Vice President and
	Chief Executive Officer	Chief Financial Officer
	First Banks, Inc.	First Banks, Inc.
	(314) 854-4600	(314) 854-4600

Traded:	NYSE
Symbol:	FBSPrA – (First Preferred Capital Trust IV, an affiliated trust of First Banks, Inc.)

FOR IMMEDIATE RELEASE:

First Banks, Inc. Announces Third Quarter 2010 Results

St. Louis, Missouri, October 29, 2010.  First Banks, Inc. (“First Banks” or the “Company”), the holding company of First Bank, today announced a net loss of $47.8 million for the three months ended September 30, 2010 as compared to a net loss of $91.1 million for the three months ended September 30, 2009. For the nine months ended September 30, 2010, First Banks recorded a net loss of $140.3 million as compared to a net loss of $273.8 million for the nine months ended September 30, 2009. The net loss for the three and nine months ended September 30, 2010 includes a provision for loan losses of $37.0 million and $162.0 million, respectively, as compared to $107.0 million and $327.0 million for the three and nine months ended September 30, 2009, respectively.

Terrance M. McCarthy, President and Chief Executive Officer of First Banks, said, “We are encouraged with the continued improvement in our asset quality and First Bank’s capital ratios as compared to the end of 2009. We successfully decreased our nonperforming asset levels by $175.2 million, or 21.4%, to $642.8 million at September 30, 2010 as compared to $818.0 million at December 31, 2009. At the same time, we have increased First Bank’s total capital ratio from 10.39% at December 31, 2009 to 12.71% at September 30, 2010. These accomplishments represent continued achievement of action items in our Capital Optimization and Asset Quality Improvement Plans and will significantly assist us as we emerge out of the current economic downturn.”

Key Points for the Quarter:

•
Maintained First Bank’s regulatory capital ratios at “well capitalized” levels, reflecting improvement in each of the regulatory capital ratios, including an increase in First Bank’s Total Capital Ratio to 12.71% at September 30, 2010 from 12.11% at June 30, 2010 and 10.39% at December 31, 2009. Regulatory capital ratios for First Bank and First Banks, Inc. are summarized in the table below:

	September 30,	June 30,	September 30,
	2010	2010	2009

First Bank:
Total Capital Ratio	12.71%	12.11%	10.19%
Tier 1 Ratio	11.43	10.82	8.91
Leverage Ratio	7.49	7.65	7.20

First Banks, Inc.:
Total Capital Ratio	8.36	9.46	10.26
Tier 1 Ratio	4.18	4.73	5.75
Leverage Ratio	2.74	3.34	4.64

On October 15, 2010, First Banks initiated a Consent Solicitation to the holders of the trust preferred securities of First Preferred Capital Trust IV seeking the consent of the holders to amend certain Indentures and Agreements associated with the trust preferred securities.  If the Company is successful in receiving a majority (in aggregate liquidation amount of the trust preferred securities) of consents in favor of amending the Indentures and Agreements, it should be better positioned to further implement certain capital planning strategies that are intended to improve the First Banks, Inc. regulatory capital ratios and further strengthen the Company’s overall financial position.

•
Reduced the overall level of nonperforming assets and potential problem loans as compared to June 30, 2010, and the provision for loan losses and net charge-offs as compared to the second quarter of 2010 and the same quarter last year, and further increased the allowance for loan losses as a percentage of loans, net of unearned discount. Certain asset quality results as of or for the quarterly periods are summarized in the following table:

	September 30,	June 30,	September 30,
	2010	2010	2009

Provision for loan losses	$37,000	83,000	107,000
Nonaccrual loans	471,806	491,596	616,048
Performing troubled debt restructurings	99,221	63,880	58,543
Other real estate and repossessed assets	171,011	188,228	165,099
Potential problem loans	382,384	418,695	454,494
Net charge-offs	52,918	91,031	103,579

Allowance for loan losses as a percent of loans, net of unearned discount	4.46%	4.33	3.74

•
Repaid $200.0 million of Federal Home Loan Bank advances and maintained cash and cash equivalents at $1.11 billion and unpledged investment securities at $938.9 million at September 30, 2010 resulting in total available liquidity in excess of $2.05 billion.

•
Completed the sale of $137.4 million of loans and $364.9 million of deposits associated with 11 of the Company’s branches in its Northern Illinois region in September 2010, resulting in a pre-tax gain on sale of approximately $6.4 million and a total regulatory capital benefit of approximately $28.5 million.

Mr. McCarthy continued, “While our earnings continue to be negatively impacted by asset quality related issues, resulting in a net loss for the third quarter of 2010, we have been successful in strengthening our balance sheet by exiting problem credit relationships, building a significant amount of available liquidity and continuing to improve the Bank’s regulatory capital ratios. In addition, as part of our Profit Improvement Plan, we implemented certain measures throughout the third quarter intended to improve our efficiency in conjunction with the restructuring of the Company to a smaller footprint, which should positively impact our overall earnings levels in future quarters.”

Net Interest Income:

•
The net interest margin was 3.01% for the third quarter of 2010, in comparison to 3.06% for the second quarter of 2010 and 2.94% for the third quarter of 2009. The net interest margin continues to be negatively impacted by a high average balance of short-term investments, which was $1.32 billion, $1.24 billion and $1.17 billion for the third quarter of 2010, second quarter of 2010 and third quarter of 2009, respectively. These short-term investments are currently yielding 25 basis points. The high average balance of short-term investments during the first nine months of 2010 was necessary to fund the sales of the Company’s Chicago region, Texas region and 11 branches in the Company’s Northern Illinois region which utilized short-term investments of approximately $832.5 million, $352.9 million and $203.5 million, respectively, as well as the Company’s desire to maintain significant on balance sheet liquidity in the current economic downturn.

•
The average yield on loans was 5.29% for the third quarter of 2010, in comparison to 5.16% for the second quarter of 2010 and 5.24% for the third quarter of 2009 and reflects a lower level of nonaccrual loans.

•
The average cost of interest-bearing deposits was 1.06% for the third quarter of 2010, in comparison to 1.14% for the second quarter of 2010 and 1.78% for the third quarter of 2009 and reflects the continued re-pricing of certificates of deposit to current market interest rates upon maturity and certain product modifications designed to enhance overall product offerings to our customer base.

Provision for Loan Losses:

•
The provision for loan losses was $37.0 million for the third quarter of 2010, in comparison to $83.0 million for the second quarter of 2010 and $107.0 million for the third quarter of 2009.  The decrease in the provision for loan losses for the third quarter of 2010, as compared to the second quarter of 2010 and the third quarter of 2009, was primarily attributable to the decrease in the overall level of nonaccrual and potential problem loans, lower net charge-offs and less severe asset quality migration.

•	Net loan charge-offs were $52.9 million for the third quarter of 2010, compared to $91.0 million for the second quarter of 2010 and $103.6 million for the third quarter of 2009.

•
Nonaccrual loans decreased $19.8 million during the third quarter of 2010 and $219.3 million during the first nine months of 2010 to $471.8 million at September 30, 2010 compared to $491.6 million at June 30, 2010 and $691.1 million at December 31, 2009 reflecting continued progress regarding the initiatives in the Company’s Asset Quality Improvement Plan.

Noninterest Income:

•	Noninterest income was $24.2 million for the third quarter of 2010, in comparison to $26.4 million for the second quarter of 2010 and $21.5 million for the third quarter of 2009.

•
Noninterest income for the third quarter of 2010 includes a gain on sale of 11 branches in the Company’s Northern Illinois region of approximately $6.4 million, net of a reduction in goodwill and intangible assets of $9.7 million allocated to the Northern Illinois region. Noninterest income for the second quarter of 2010 includes a gain on sale of the Company’s Texas region of approximately $5.0 million, net of a reduction in goodwill and intangible assets of $20.0 million allocated to the Texas region. Noninterest income for the third quarter of 2010, as compared to the second quarter of 2010, also reflects increased mortgage banking revenues associated with increased volumes of residential mortgage loan originations and sales into the secondary mortgage market.

Noninterest Expense:

•	Noninterest expense increased to $90.6 million for the third quarter of 2010 compared to $70.9 million for the second quarter of 2010 and $80.2 million for the third quarter of 2009.

•
Noninterest expense includes write-downs and expenses on other real estate properties of $14.4 million, $9.6 million and $3.9 million for the third quarter of 2010, second quarter of 2010 and third quarter of 2009, respectively. Noninterest expense for the third quarter of 2010 also includes a $13.6 million operating loss associated with a lending relationship.

Cash and Cash Equivalents:

•
Cash and cash equivalents were $1.11 billion at September 30, 2010 compared to $1.47 billion at June 30, 2010 and $2.53 billion at December 31, 2009. During the third quarter of 2010, the Company funded the sale of its Northern Illinois region, resulting in a decrease in cash of approximately $203.5 million, increased its investment securities portfolio by $330.4 million and paid off $200.0 million of Federal Home Loan Bank advances. These cash outflows were partially offset by substantial loan payoffs during the third quarter of 2010.

Investment Securities:

•
Investment securities increased to $1.33 billion at September 30, 2010 from $995.5 million at June 30, 2010 and $541.6 million at December 31, 2009. The Company is utilizing a portion of its higher level of cash and cash equivalents to fund gradual and planned increases in its investment securities portfolio.

Loans:

•
Loans, net of unearned discount, decreased to $5.07 billion at September 30, 2010 from $5.58 billion at June 30, 2010 and $7.04 billion at December 31, 2009.  The reduction in loan balances for the third quarter of 2010 reflects the sale of approximately $137.4 million of loans in the Company’s Northern Illinois region and customer payments in excess of new loans of $307.0 million, in addition to other activity such as foreclosures and charge-offs.

•
One-to-four family residential construction loans decreased to $393.1 million at September 30, 2010 from $462.3 million at June 30, 2010 and $729.8 million at December 31, 2009, reflecting the Company’s initiatives to reduce its overall risk exposure to these types of lending relationships.

•	The Company’s loan-to-deposit ratio was 76.32% at September 30, 2010, as compared to 79.72% at June 30, 2010 and 89.44% at September 30, 2009.

Deposits and Other Borrowings:

•
Deposits were $6.64 billion at September 30, 2010, in comparison to $7.01 billion at June 30, 2010 and $8.81 billion at December 31, 2009. The decrease in deposits of $365.3 million during the third quarter of 2010 was almost solely attributable to the sale of approximately $364.9 million of deposits in the Company’s Northern Illinois region.

•
Other borrowings were $367.6 million at September 30, 2010, in comparison to $577.8 million at June 30, 2010 and $777.0 million at December 31, 2009. The decrease during the first nine months of 2010 primarily resulted from the payoff of $400.0 million of Federal Home Loan Bank advances, including $200.0 million during the first quarter of 2010 and $200.0 million during the third quarter of 2010.

FINANCIAL SUMMARY

(dollars expressed in thousands, except per share data)

(UNAUDITED)

SELECTED OPERATING DATA

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2010	2010	2009	2010	2009

Interest income	$80,145	85,133	113,202	257,109	350,003
Interest expense	20,115	22,641	39,827	70,653	130,020
Net interest income	60,030	62,492	73,375	186,456	219,983
Provision for loan losses	37,000	83,000	107,000	162,000	327,000
Net interest income (loss) after provision for loan losses	23,030	(20,508)	(33,625)	24,456	(107,017)
Noninterest income	24,194	26,445	21,457	77,622	74,119
Noninterest expense	90,617	70,864	80,231	238,299	244,595
Loss before provision for income taxes	(43,393)	(64,927)	(92,399)	(136,221)	(277,493)
Provision for income taxes	5,036	48	58	5,189	2,516
Net loss	(48,429)	(64,975)	(92,457)	(141,410)	(280,009)
Less: net loss attributable to noncontrolling interest in subsidiaries	(618)	(27)	(1,380)	(1,082)	(6,207)
Net loss attributable to First Banks, Inc.	$(47,811)	(64,948)	(91,077)	(140,328)	(273,802)

Basic and diluted loss per common share	$(2,237.26)	(2,958.79)	(4,055.66)	(6,572.30)	(12,201.47)

SELECTED FINANCIAL DATA

	September 30,	December 31,	September 30,
	2010	2009	2009

Total assets	$7,887,116	10,581,996	10,680,476
Cash and cash equivalents	1,113,430	2,525,312	1,653,677
Investment securities	1,325,906	541,557	634,276
Loans, net of unearned discount	5,067,386	7,038,920	7,776,340
Allowance for loan losses	226,051	266,448	290,738
Goodwill and other intangible assets	131,942	191,674	289,753
Deposits	6,639,901	8,805,522	8,694,088
Other borrowings	367,615	777,041	824,220
Subordinated debentures	353,962	353,905	353,885
Stockholders’ equity	393,674	522,380	698,791
Nonperforming assets	642,817	818,015	781,147

SELECTED FINANCIAL RATIOS

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2010	2010	2009	2010	2009

Net interest margin	3.01%	3.06%	2.94%	2.94%	3.03%
Yield on loans	5.29	5.16	5.24	5.18	5.27
Cost of interest-bearing deposits	1.06	1.14	1.78	1.16	2.00
Loan-to-deposit ratio	76.32	79.72	89.44	76.32	89.44

About First Banks
First Banks had assets of $7.89 billion at September 30, 2010 and currently operates 154 branch banking offices in California, Florida, Illinois and Missouri. Through its subsidiary bank, First Bank, the Company offers a broad range of financial products and services to consumers, businesses and other institutions.  Visit First Banks on the web at www.firstbanks.com.

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Financial Disclosures
The financial disclosures presented in this press release reflect numeric disclosures prior to the categorical reclassifications for Discontinued Operations. The Discontinued Operations reclassifications and related disclosures may be found in First Banks’ Annual Report on Form 10-K as of and for the year ended December 31, 2009, as filed with the Securities and Exchange Commission (“SEC”) and available at the SEC’s internet site (http://www.sec.gov), and such disclosures will also be presented in First Banks’ Quarterly Report on Form 10-Q as of and for the three and nine months ended September 30, 2010 upon filing with the SEC in November 2010.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements about First Banks’ plans, objectives, estimates or projections with respect to our future financial condition, expected or anticipated revenues with respect to our results of operations and our business, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of First Banks’ management and are subject to significant risks and uncertainties which may cause actual results to differ materially from those contemplated in the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: increased competition and its effect on pricing, spending, third-party relationships and revenues; changes in interest rates and overall economic conditions; and the risk of new and changing regulation. Additional factors which may cause First Banks’ results to differ materially from those described in the forward-looking statements may be found in First Banks’ Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as filed with the SEC and available at the SEC’s internet site. The forward-looking statements in this press release speak only as of the date of the press release, and First Banks does not assume any obligation to update the forward-looking statements or to update the reasons why actual results could differ from those contained in the forward-looking statements.